EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Charles Y. Lee, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSMC 2016-NXSR Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the St. Louis Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the St. Louis Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the St. Louis Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the St. Louis Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the St. Louis Premium Outlets Mortgage Loan, KeyBank National Association, as Primary Servicer for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Westfield Trumbull Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westfield Trumbull Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westfield Trumbull Mortgage Loan, KeyBank National Association, as Primary Servicer for the Bayshore Mall Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Bayshore Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Bayshore Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bayshore Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bayshore Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 9200 & 9220 Sunset Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 9200 & 9220 Sunset Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9200 & 9220 Sunset Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 9200 & 9220 Sunset Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9200 & 9220 Sunset Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the 9200 & 9220 Sunset Mortgage Loan.

Dated: March 21, 2018

/s/ Charles Y. Lee

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)